Exhibit 99.1

VITESSE ENERGY ANNOUNCES LEADERSHIP TRANSITION, WITH JAMIE BENARD TO JOIN AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

GREENWOOD VILLAGE, Colo. – Vitesse Energy, Inc. (NYSE: VTS) (“Vitesse,” “we,” or the “Company”) today announced that its Board of Directors has appointed Jamie Benard as President and Chief Executive Officer, effective May 1, 2026. Mr. Benard’s appointment represents the culmination of a thorough succession planning process that will position the Company for continued long-term strategic execution and success.

“We are delighted to welcome Jamie Benard to the Vitesse team. Jamie brings proven leadership and a strong record of success. The Board believes this transition will accelerate our strategic priorities and drive long‑term value for stockholders,” said Dan O’Leary, Lead Independent Director, who will replace Mr. Gerrity as Chairman of the Board.

“I am honored to join Vitesse and build on the strong foundation the Company has established. Vitesse’s disciplined approach to capital allocation, commitment to stockholder returns, and deep bench of talent position the Company well for continued success. I look forward to partnering with the Board and the Vitesse team to execute the Company’s strategy and continue delivering sustainable value for our stockholders,” said Mr. Benard.

Mr. Benard has more than 20 years of experience in the energy industry and a strong record of operational leadership and commercial execution. Most recently, he served as President of SOGC, LLC, formerly Sinclair Oil & Gas Company, overseeing strategy, operations, and capital allocation, and leading commercial and operational execution across the company’s asset base. Previously, Mr. Benard served as President and Chief Operating Officer at Summit Discovery Resources LLC.

Bob Gerrity, the founder of Vitesse, has elected to resign as Chief Executive Officer and Chairman of the Board effectively immediately. Mr. Gerrity stated, “I am proud of the accomplishments of Vitesse over the past 13 years. I am confident in the Vitesse team and the Company's future and look forward to the next chapter in my career.”

“On behalf of the Board of Directors, I would like to thank Bob for his leadership as he spearheaded the growth and success of the Company over the last decade,” stated Mr. O’Leary.
The Company’s President, Brian Cree, also announced his pending retirement as an officer of the Company, but will assume Mr. Gerrity’s responsibilities as Interim Chief Executive Officer until May 1, 2026. Thereafter, Mr. Cree will remain with the Company in a senior advisory role through December 31, 2026. The Company’s current Chief Financial Officer, James Henderson, will remain in his role and will aid in the management transition.

“Brian has been with Vitesse since its inception and has played a key role in building the Company into what it is today. The Board looks forward to Brian’s leadership as Interim Chief Executive Officer and expects a seamless transition,” stated Mr. O’Leary.

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading U.S. operators.
More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s leadership succession plan are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “believe,” “expect,” “anticipate,” “could,” “plan,” “intend,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

INVESTOR AND MEDIA CONTACT

Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com
Vitesse Energy, Inc. • 5619 DTC Parkway, Suite 700 • Greenwood Village, CO 80111